Exhibit 99.4

DURAVANT 2018 THE DURAVANT FAMILY OF OPERATING COMPANIES DURAVANT 2018

DURAVANT 2018 2 Duravant Leading global automation equipment company with a premium portfolio of products, services and integrated solutions that optimize safety, productivity, efficiency and connectivity for the world’s producers and movers of high demand goods. • Broad sales distribution network and manufacturing, integration & aftermarket support capabilities • Market leading brands and large installed bases Key industries include agriculture, food and beverage, consumer and industrial goods, e - commerce and logistics

DURAVANT 2018 3 Our Segments & Brands FOOD PROCESSING PACKAGING EQUIPMENT MATERIAL HANDLING Incoming Raw Materials Production Packaging Distribution

DURAVANT 2018 4 Providing Global Solutions Duravant serves blue - chip multi - national customers in over 190 countries FOOD PROCESSING PACKAGING EQUIPMENT MATERIAL HANDLING

DURAVANT 2018 5 Duravant’s Global Presence Our products work hard. Our people work harder. ~1200 employees and growing US Manufacturing & Sales • Arkansas • Georgia • Illinois • Massachusetts • Minnesota International Manufacturing & Sales • Belgium • Spain • United Kingdom International Sales Offices • France • Germany • India • Singapore • Thailand • The Netherlands 23 Global Manufacturing & Sales Facilities Corporate Headquarters Chicago, IL USA • Missouri • New York • North Carolina • Oklahoma • Virginia

DURAVANT 2018 6 We are a diverse mix of companies tied by a common thread and shared values. A consistent pursuit of operational excellence Shared best practices Common ownership History of solid financial performance and growth An intense focus on growth with a common set of customers Engineering and integration expertise Integrity Teamwork Respect Winning Spirit Sense of Urgency Duravant

DURAVANT 2018 7 Duravant Additional Information The tender offer described in this document has not yet commenced. This document is provided for informational purposes only and does not constitute an offer to purchase or the solicitation of an offer to sell any securities. At the time the tender offer is c omm enced, Duravant LLC (“ Duravant ”) and its wholly owned subsidiary, Cascade Merger Sub, Inc., intend to file with the Securities and Exchange Commission (the “SEC”) a Tender Offer Statement on Schedule TO containing an offer to purchase, a form of letter of transmittal and othe r d ocuments relating to the tender offer, and Key Technology, Inc. (“Key Technology”) intends to file with the SEC a Solicitation/Recomme nda tion Statement on Schedule 14D - 9 with respect to the tender offer. Duravant , Cascade Merger Sub, Inc. and Key Technology intend to mail these documents to the Key Technology shareholders. Investors and shareholders should read those filings carefully as they contain im portant information about the tender offer. Those documents may be obtained without charge at the SEC’s website at www.sec.gov. The o ffe r to purchase and related materials may also be obtained (when available) for free by contacting the information agent for the ten der offer .

Duravant

Cautionary Statement Regarding Forward-Looking Statements

This document contains forward-looking information related to Duravant, Key Technology and the proposed acquisition of Key Technology by Duravant that involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as "believes," "plans," "anticipates," "projects," "estimates," "expects," "intends," "strategy," "future," "opportunity," "may," "will," "should," "could," "potential," or similar expressions. Forward-looking statements in this document include, among other things, statements about the potential benefits of the proposed acquisition, anticipated earnings accretion and growth rates, Duravant's and Key Technology's plans, objectives, expectations and intentions, the financial condition, results of operations and business of Duravant and Key Technology, Duravant's and Key Technology's products, and the anticipated timing of closing of the acquisition. Risks and uncertainties include, among other things, risks related to the satisfaction of the conditions to closing the acquisition (including the failure to obtain necessary regulatory approvals) in the anticipated timeframe or at all, including uncertainties as to how many of Key Technology's shareholders will tender their shares in the tender offer and the possibility that the acquisition does not close; risks relating to the possibility that a competing proposal will be made; risks related to the ability to realize the anticipated benefits of the acquisition, including the possibility that the expected benefits from the proposed acquisition will not be realized or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; disruption from the transaction making it more difficult to maintain business and operational relationships; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed acquisition; other business effects, including the effects of industry, market, economic, political or regulatory conditions; future exchange and interest rates; changes in tax and other laws, regulations, rates and policies; future business combinations or disposals; competitive developments; and other risks and uncertainties discussed in Key Technology's filings with the SEC, including the "Risk Factors" and "Information Concerning Forward-Looking Statements" sections of Key Technology's most recent annual report on Form 10-K. You can obtain copies of Key Technology's filings with the SEC for free at the SEC's website (www.sec.gov). Other factors that may cause actual results to differ materially include those that will be set forth in the Tender Offer Statement on Schedule TO, the Solicitation/Recommendation Statement on Schedule 14D-9 and other tender offer documents filed by Duravant and Cascade Merger Sub, Inc. and Key Technology. All forward-looking statements in this announcement are qualified in their entirety by this cautionary statement.

Many of these factors are beyond Duravant's and Key Technology's control. Unless otherwise required by applicable law, Duravant and Key Technology disclaim any intention or obligation to update forward-looking statements contained in this document as the result of new information or future events or developments.

DURAVANT | 2018

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DURAVANT 2018 9 9 Products that work hard. People that work harder.